UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 30, 2009

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

        Harley-Davidson, Inc. (the “Company”) believes the entry by the Company or certain subsidiaries of the Company into the agreements and amendments described in Item 8.01 involves matters in the ordinary course of the Company’s business. However, to the extent such matters constitute the Company’s entry into a material definitive agreement or an amendment of a material definitive agreement, the text of Item 8.01 is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The Company believes the entry by the Company or certain subsidiaries of the Company into the agreements and amendments described in Item 8.01 and the consummation of the transactions contemplated by such agreements and amendments involve indebtedness incurred in the ordinary course of the Company’s business. However, to the extent such matters have resulted in the Company becoming obligated on a direct financial obligation that is material to the Company, the text of Item 8.01 is incorporated by reference herein.

Item 8.01.	Other Events.

        On July 16, 2008, the Company, its subsidiary Harley-Davidson Financial Services, Inc. (“HDFS”) and certain other subsidiaries entered into bank credit facilities totaling $1,900,000,000. The facilities were comprised of a $950,000,000, 364-day facility maturing in July 2009 (the “2008 364-Day Credit Facility”) and a $950,000,000, 3-year facility maturing in July 2011 (the “3-Year Credit Facility” and, together with the 2008 364-Day Credit Facility, the “2008 Credit Facilities”).

        On April 30, 2009, the Company, HDFS and certain other subsidiaries entered into a new 364-day credit facility (the “New 364-Day Credit Facility”) to refinance and replace the 2008 364-Day Credit Facility. Under the New 364-Day Credit Facility, the lenders have committed to make available to the Company and each subsidiary of the Company that is a borrower thereunder a revolving credit facility in an amount of up to $625,000,000. There were no outstanding loans under the 2008 364-Day Credit Facility as of the closing under the New 364-Day Credit Facility. The New 364-Day Credit Facility provides for an unsecured revolving credit facility that matures in April 2010 (subject to a one-year term loan option, as described below).

        Also on April 30, 2009, the Company, HDFS and certain other subsidiaries entered into an amendment to the 3-Year Credit Facility (the “3-Year Amendment”) so as to make certain changes conforming to the New 364-Day Credit Facility. The 3-Year Credit Facility, as so amended (the “Amended 3-Year Credit Facility”), continues to provide for up to $950,000,000 of revolving credit, and its maturity date remains July 2011.

        The Company, HDFS and other subsidiaries as borrowers or guarantors, various financial institutions as lenders and JPMorgan Chase Bank, N.A., as administrative agent, are parties to the New 364-Day Credit Facility and the Amended 3-Year Credit Facility (the “2009 Credit Facilities”). The Company is a party to both of the 2009 Credit Facilities as borrower, and until the Company achieves certain credit ratings, the Company is also a party to both of the 2009 Credit Facilities as guarantor.

        Borrowings under each 2009 Credit Facility will bear interest at various variable rates, which may be adjusted upward or downward depending on certain criteria, such as credit ratings. The 2009 Credit Facilities also require the Company to pay a fee based upon the average daily unused portion of the aggregate commitments under such 2009 Credit Facility.

        HDFS has historically used credit facilities primarily to support HDFS’ unsecured commercial paper program and to fund HDFS’ lending activities and other operations. Outstanding commercial paper may not exceed the unused portion of the 2009 Credit Facilities. As a result, the combined total of outstanding commercial paper of HDFS and borrowings of all borrowers under the 2009 Credit Facilities may not exceed $1,575,000,000.

        Each 2009 Credit Facility contains various restrictions and covenants, including requirements that the Company and its subsidiaries maintain certain financial ratios at prescribed levels (as described in the following sentence) and other standard negative covenants. Each 2009 Credit Facility requires (i) HDFS to, as of the end of any fiscal month, maintain a minimum consolidated tangible net worth of $500,000,000, (ii) HDFS and its consolidated subsidiaries to, as of the end of any fiscal month, maintain a ratio of (A) consolidated indebtedness (excluding certain subordinated and intercompany indebtedness) to (B) the sum of consolidated shareholders’ equity net of intangible assets, preferred stock and certain subordinated indebtedness no greater than 10.00 to 1.00, and (iii) the Company to maintain a ratio of (A) consolidated net income plus consolidated interest expense, taxes on or measured by income, depreciation expense and amortization expense (subject to certain other adjustments) to (B) consolidated interest expense, as of the end of any fiscal quarter for the period of four consecutive fiscal quarters then ended, of at least 2.50 to 1.00. In addition, so long as the Company has not achieved at least two of an issuer rating by Moody’s of A2 (with stable outlook) or better, an implied corporate credit rating by S&P of A (with stable outlook) or better and an issuer default rating by Fitch of A (with stable outlook) or better, each 2009 Credit Facility requires the Company to, as of the end of any fiscal quarter and at the time of each borrowing, maintain a ratio of (A) consolidated indebtedness (excluding HDFS and its subsidiaries and certain intercompany indebtedness) to (B) consolidated net income plus consolidated interest expense, taxes on or measured by income, depreciation expense and amortization expense (subject to certain other adjustments) no greater than 2.75 to 1.00.

        Each 2009 Credit Facility also contains customary events of default. If an event of default under either 2009 Credit Facility occurs and is continuing, then the interest rate on all obligations under such 2009 Credit Facility may be increased above the otherwise applicable rate and the lenders under such 2009 Credit Facility may terminate their commitments and declare any outstanding obligations under such 2009 Credit Facility to be immediately due and payable.

        The New 364-Day Credit Facility permits the Company to elect, subject to certain conditions including the payment of a fee, to convert revolving loans outstanding under the New 364-Day Credit Facility as of the April 2010 maturity date to a term loan maturing on the one-year anniversary of such conversion.

        The description of the Amended 3-Year Credit Facility and the New 364-Day Credit Facility, respectively, set forth above is qualified by reference to the 3-Year Amendment and the 364-Day Credit Agreement filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

        On December 12, 2008, Harley-Davidson Warehouse Funding Corp. (the “Borrower”) and Harley-Davidson Credit Corp. (the “Servicer”), each an indirect wholly-owned subsidiary of the Company, entered into a loan and servicing agreement (the “2008 Loan Agreement”) with a group of conduit lenders and committed lenders and JPMorgan Chase Bank, N.A., as program agent. The Company filed a Current Report on Form 8-K relating to the 2008 Loan Agreement on December 12, 2008 which described how the conduit lenders funded the $500,000,000 advance to the Borrower under the 2008 Loan Agreement by issuing commercial paper. The 2008 Loan Agreement provided that, unless earlier terminated or subsequently extended by the mutual agreement of the Borrower and the lenders, the 2008 Loan Agreement would expire on March 31, 2009, at which time the Borrower would be obligated to repay the outstanding advance in full.

        On March 18, 2009, the parties to the 2008 Loan Agreement entered into an amendment to the 2008 Loan Agreement (the “Conduit Amendment”). The Conduit Amendment extended the term of the 2008 Loan Agreement to March 17, 2010. The Conduit Amendment also amended the interest rates that applied under the 2008 Loan Agreement to provide for a step-up in interest rates on certain dates over time.

        On April 30, 2009, the parties to the 2008 Loan Agreement and certain other lenders entered into a new loan and servicing agreement to refinance and replace the 2008 Loan Agreement (the “2009 Loan Agreement”). The 2009 Loan Agreement, like the 2008 Loan Agreement, provides for the extension of credit by a group of conduit lenders and committed lenders to the Borrower, the pledge of a portfolio of receivables arising from retail sales of motorcycles (collectively, the “Receivables”) by the Borrower as collateral and the servicing of the Receivables by the Servicer. The Borrower and the Servicer have amended and restated the existing receivables sale agreement between them entered into in connection with the 2008 Loan Agreement to permit the conveyance of receivables by the Servicer to the Borrower from time to time in return for cash and/or equity (as amended and restated, the “Receivables Sale Agreement”). The conduit lenders under the 2009 Loan Agreement will fund their advances to the Borrower by issuing commercial paper. Unless earlier terminated or subsequently extended by the mutual agreement of the Borrower and the lenders, the 2009 Loan Agreement will expire on April 29, 2010, at which time the Borrower will be obligated to repay all outstanding principal in full. The term of the 2009 Loan Agreement may be extended by agreement of the parties for additional 364-day periods in the sole discretion of the lenders. The 2009 Loan Agreement does not result in an off-balance sheet arrangement for the Company and, therefore, will be treated as a financing on the Company’s consolidated financial statements.

        Although the 2009 Loan Agreement is substantially similar to the 2008 Loan Agreement, the 2009 Loan Agreement differs from the 2008 Loan Agreement by, among other things, (i) providing for revolving borrowings, instead of a single advance, in amounts based upon, among other things, the amount of eligible Receivables pledged as collateral from time to time and financial ratios with respect to the performance of such Receivables, (ii) changing the advance rate and concentration limits applicable to the Receivables pledged as collateral and (iii) permitting the release of collections on the Receivables (in excess of interest, fees and certain other amounts) to the Borrower on a monthly basis instead of applying all such excess collections to the repayment of outstanding principal. While the amount that the Borrower may borrow is based upon, among other things, the amount of eligible Receivables pledged as collateral, borrowings are subject to a maximum aggregate principal amount outstanding from time to time of $1,200,000,000.

        The 2009 Loan Agreement provides for interest on outstanding principal based on prevailing commercial paper rates or, to the extent the advance is not funded by a conduit lender through the issuance of commercial paper, LIBOR, in each case plus a specified margin. The 2009 Loan Agreement also provides for an unused commitment fee based on the excess of the aggregate commitments of the committed lenders under the 2009 Loan Agreement over outstanding principal. As noted above, the Servicer acts as servicer of the Receivables pursuant to the 2009 Loan Agreement and receives a fee for such services.

        The Borrower borrowed $640.2 million under the 2009 Loan Agreement (including loans the proceeds of which the Borrower applied to the repayment of outstanding amounts under the 2008 Loan Agreement) as of April 30, 2009 on the basis of a pledge of Receivables in the aggregate amount of $883.0 million. The amount that the Borrower intends to borrow under the 2009 Loan Agreement will vary based upon HDFS’ ability to continue to access the unsecured commercial paper markets, HDFS’ ability to access the term securitization markets and the amount of eligible Receivables that the Borrower can pledge as collateral.

        The 2009 Loan Agreement contains customary events of default (with grace periods where customary), including, among other things, failure to pay interest or principal when due, change in control of the Company and insolvency events.

        The lenders under the 2009 Loan Agreement have no recourse to the Company or any of its affiliates (other than the Borrower) for repayment of the advances under the 2009 Loan Agreement. In addition, neither the Company nor the Servicer, nor any of their affiliates, have guaranteed the collectability of the Receivables or the creditworthiness of the obligors under the Receivables.

        The description of the 2009 Loan Agreement and the Receivables Sale Agreement, respectively, set forth above is qualified by reference to the 2009 Loan Agreement and the Receivables Sale Agreement filed herewith as Exhibits 4.3 and 4.4, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

(4.1)	Amendment No. 1, dated as of April 30, 2009, among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent, to 3-Year Credit Agreement dated as of July 16, 2008 among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent and global swing line lender.

(4.2)	364-Day Credit Agreement, dated as of April 30, 2009, among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent. *

(4.3)	Loan and Servicing Agreement, dated as of April 30, 2009, by and among certain subsidiaries of the Company, the financial institutions from time to time party thereto as lenders and administrative agents, JPMorgan Chase Bank, N.A. as Syndication Agent and Program Agent and Citicorp North America, Inc. as Syndication Agent.

(4.4)	Amended and Restated Receivables Sale Agreement, dated as of April 30, 2009, by and between certain subsidiaries of the Company.

(4.5)	Letter Agreement, dated as of April 30, 2009, by and among certain subsidiaries of the Company, the financial institutions from time to time party thereto as lenders and administrative agents, JPMorgan Chase Bank, N.A. as Syndication Agent and Program Agent and Citicorp North America, Inc. as Syndication Agent, relating to Loan and Servicing Agreement.**

*	To be filed by amendment.

**	This exhibit has been omitted and is subject to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted exhibit was filed separately with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: May 6, 2009	By: /s/ Tonit M. Calaway
Tonit M. Calaway
Assistant Secretary

HARLEY-DAVIDSON, INC.
Exhibit Index to Current Report on Form 8-K
Dated April 30, 2009

Exhibit
Number

(4.1)	Amendment No. 1, dated as of April 30, 2009, among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent, to 3-Year Credit Agreement dated as of July 16, 2008 among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent and global swing line lender.

(4.3)	Loan and Servicing Agreement, dated as of April 30, 2009, by and among certain subsidiaries of the Company, the financial institutions from time to time party thereto as lenders and administrative agents, JPMorgan Chase Bank, N.A. as Syndication Agent and Program Agent and Citicorp North America, Inc. as Syndication Agent.

(4.4)	Amended and Restated Receivables Sale Agreement, dated as of April 30, 2009, by and between certain subsidiaries of the Company.